©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear

Herc Rentals Team & Agenda



Larry Silber
President & Chief Executive Officer



Aaron Birnbaum
Senior Vice President & Chief Operating Officer



Mark Irion
Senior Vice President & Chief Financial Officer

Agenda

- Safe Harbor
- 2022 Overview
- Q4 Operations Review
- Q4 Financial Review
- 2023 Outlook
- Q&A

HercRentals®
NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
2

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, the impact of and our response to COVID-19, our capital allocation strategy, liquidity and capital management, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward- looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 4 Rental Revenue $1,658 $1,702 $1,544 $1,910 $2,552 2018 2019 2020 2021 2022 Total Revenues $1,977 $1,999 $1,781 $2,073 $2,739 2018 2019 2020 2021 2022 2022: An Exceptional Year of Growth Adjusted EBITDA¹ $685 $741 $689 $895 $1,227 2018 2019 2020 2021 2022 34.6% 37.1% 38.7% 43.2% 44.8% 2018 2019 2020 2021 2022 $2.39 $1.63 $2.51 $7.37 $10.92 2018 2019 2020 2021 2022 +34% +37%+32% $ in millions $ in millions $ in millions +48% +160 bps Adjusted EBITDA Margin¹Earnings Per Diluted Share ROIC2 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. 5.4% 6.0% 5.2% 9.6% 10.8% 2018 2019 2020 2021 2022 +120 bps

2022: Exceptional Growth and Market Share Gains

Equipment rental market in NA grew ~11% in 2022

- Strong demand across all regions, equipment categories and key end markets
- Shift from equipment ownership to rental continues
- Supply chain constraints persist
- Ongoing industry rate discipline contributed to positive trends

HRI equipment rental revenue grew 34% in 2022

- Fleet investment focused on quality, capacity and diversity
- Specialty solutions continued double-digit growth
- Strategic acquisitions accounted for one-third of YoY growth
- Broad geographic network, relationships provide advantage on manufacturing and infrastructure projects
- Reputation and experience reinforced customer relationships
- Strong balance sheet offers capital flexibility
- Market share +100 bps YoY to >4%


Herc

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
5

2022: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:
Grow the Core
Expand Specialty
Elevate Technology
Integrate ESG
Allocate Capital

Optimize branch network for fleet / operating efficiencies at scale

- Acquired 18 companies - 29 locations; opened 21 greenfield locations

Enhance fleet mix

- Expanded high-margin specialty fleet by 31% at OEC YoY

Support customers' efficiency goals through data and telematics

- Launched new customer-facing digital capabilities: ProControl Next Gen

Commit to purposeful, integrated and evolving ESG goals

- Improved Safety TRIR to best-in-class level
- Earned EcoVadis Silver Award and MSCI "A" Rating
- Achieved Military Friendly® Employer Gold designation

Prioritize Capital and Invest Responsibly

- Increased investment in fleet and strategic M&A
- Repurchased ~1.1 million shares and paid annual dividend of $2.30 p/s

HercRentals®
NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
6

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 7 2023 Investing to Capitalize on Growth Trends Rental companies of scale benefit from size and long-term nature of these government and privately funded projects Industrial Chip manufacturing Electric vehicle manufacturing Energy Petrochemical Industrial plant maintenance Infrastructure Airports Bridges Flood control High-speed rail LNG investments Renewable energy Underground utilities Specialty Climate control Disaster response & remediation Power generation Pumping solutions Trench solutions

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 9 Focusing on Safety Total Recordable Incident Rate Improved to 0.52 Continuing focus on Perfect Days • All branches reported > 98% Perfect Days in 2022 • Perfect Days are those with no: ◦ OSHA reportable incidents ◦ At-fault moving vehicle accidents ◦ DOT violations Herc's Safety Program integrated into all acquisitions

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 10 Equipment rental revenue increased 31% to a Q4 record $713 million Fleet investments and new locations are contributing to double-digit growth in urban markets Average fleet at OEC increased 31% in Q4 2022 Customer demand is strong and continues to show positive momentum Core business continues to benefit from solid operating performance across all regions ProSolutions contributing significant revenue growth YoY Q4 2022 Delivering on Growth Strategy

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 11 Diversifying Fleet to Enhance Utilization Specialty 24% Aerial 23% Earthmoving 13% Material Handling 17% Other 23% 1. Original equipment cost based on ARA guidelines. As of December 31, 2022. Fleet Expenditures at OEC1 Fleet Composition $5.6 billion at OEC1 $117 $188 $210 $210$253 $327 $311 $327 2021 2022 Q1 Q2 Q3 Q4 $111 $71 $44 $60$64 $64 $54 $140 2021 2022 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions $ in millions Fleet disposals at OEC in Q4 2022 were $140 million, generating ~44% proceeds as a percent of OEC Average age of disposals was 94 months in Q4 2022 Average fleet age of 48 months at December 31, 2022 $ Utilization of 43.5%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 12 Business Model Driving Growth Q4 Revenue by Customer1 Contractors 34% Industrial 28% Infrastructure and Government 15% Other 23% National: 43% Local: 57% Q4 Local vs National Mix Our diverse customer mix and base of large national customers drives sales strategy and growth opportunities New customer account revenues continue to be a solid source of growth Higher-margin local account revenues increased due to strong contributions from acquisitions Expansion through acquisitions and greenfields in fast- growing urban markets supports growth across all end markets 1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 13 Expanding through M&A in 2022 EV/EBITDA Multiple—18 Acquisitions EBITDA $85 million Total Cash Outlay $515 million EBITDA Multiple 5.5x Synergized Multiple Opportunity 3.5x - 4.5x # of Locations 29 Strategic M&A opportunity ~$500 million per year

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 14 2023 Building Blocks to Growth CORE Fleet capital expenditures and investments in greenfield locations drive growth ProSolutions M&A ProControl Next Gen On-Site Solutions National Accounts

Financial Review Mark Irion Senior Vice President and Chief Financial Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 16 Q4 and 2022 Financial Results Three Months Ended December 31, Year Ended December 31, $ in millions, except per share data 2022 2021 2022 vs 2021 % Change 2022 2021 2022 vs 2021 % Change Equipment Rental Revenue $713 $542 31% $2,552 $1,910 34% Total Revenues $786 $578 36% $2,739 $2,073 32% Net Income $98 $72 36% $330 $224 47% Earnings Per Diluted Share $3.27 $2.36 39% $10.92 $7.37 48% Adjusted Net Income1 $103 $75 37% $340 $229 49% Adjusted Earnings Per Diluted Share1 $3.44 $2.46 40% $11.26 $7.52 50% Adjusted EBITDA1 $361 $257 41% $1,227 $895 37% Adjusted EBITDA Margin1 46.0% 44.4% 160 bps 44.8% 43.2% 160 bps REBITDA Margin1,2 47.3% 45.2% 210 bps 45.7% 44.8% 90 bps REBITDA YoY Flow-Through1,2 53.9% 48.1% Average Fleet3 (YoY) 31.1% 14.9% 30.5% 3.0% Pricing3 (YoY) 6.6% 3.5% 5.8% 2.1% ROIC 10.8% 9.6% 120 bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 17 Pricing and Utilization Performance Pricing1 (0.3)% 1.9% 2.8% 3.5% 4.3% 5.5% 6.2% 6.6% 2021 2022 Q1 Q2 Q3 Q4 Average Fleet at OEC1 (5.1)% (1.9)% 4.3% 14.9% 23.4% 32.1% 35.0% 31.1% 2021 2022 Q1 Q2 Q3 Q4 Average Fleet on Rent at OEC1 19.7% 16.0% 21.0% 29.0% 34.9% 34.9% 28.6% 2021 2022 Q1 Q2 Q3 Q4 $ Utilization2 38.6% 42.1% 46.0% 44.6% 41.4% 42.5% 45.3% 43.5% 2021 2022 Q1 Q2 Q3 Q4 1. YoY Change. Based on ARA guidelines. 2. Based on ARA guidelines (1.7)%

Disciplined Capital Management

Maturities

As of December 31, 2022
$ in millions


AR Facility[1]
$335
$65
Finance Leases
2022-2029
ABL Credit Facility
$1,340
Senior Unsecured Notes
$1,200
2023
2024
2025
2026
2027

Credit Ratings: Moody's CFR Ba3
S&P BB-/Stable

No near-term maturities and ample liquidity[2] of $1.6 billion provide financial flexibility

Net capital expenditures outpaced cash flow from operations resulting in free cash outflow of $250 million for the year ended December 31, 2022

Net leverage[3] of 2.4x, compared with 2.1x in December 2021, is within **our target range of 2.0x to 3.0x**

Quarterly dividend of $0.575 per share to shareholders of record as of December 12, 2022, paid December 27, 2022

Q4 share repurchases of ~510,000 shares for $56 million
FY22 repurchases of ~1.1 million shares for $115 million

1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement
2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility
3. For a definition and calculation, see the Appendix beginning on Slide 22

HercRentals®
NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
18

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 19 Continued Strength in Key End Markets N.A. Equipment Rental Market1 $45 $47 $49 $52 $55 $50 $54 $60 $63 $65 $67 $69 15 16 17 18 19 20 21 22 23E 24E 25E 26E ’21-'26E CAGR: ~6% Architecture Billings Index3 15 16 17 18 19 20 21 Jan-22 1. Source: ARA / IHS Global Insights as of November 2022 3. Source: The American Institute of Architects (AIA) as of December 2022 2. Source: IIR as of January 2023 4. Source: Dodge Analytics U.S. as of January 2023 December 47.5 50 $ in billions Industrial Spending2 $303 $299 $310 $317 $329 $308 $317 $351 $396 $385 $369 $371 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions Non-Residential Starts4 $229 $258 $288 $298 $317 $260 $300 $427 $412 $412 $439 $465 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 20 2023 Outlook Key Assumptions: • Above-market revenue growth on strong project pipeline, geographic expansion, cross-selling, and accelerating opportunities from mega projects, federal infrastructure funding • Disciplined focus supports continued pricing improvements • Fleet sales ramp up • Used equipment market remains historically strong • Continued focus on operating leverage to improve margins • REBITDA Flow Through in 50%-60% range • Interest expense rises to reflect Fed rate increases and continued M&A funding • Tax rate ~25% Metric 2022 Actual 2023 Guidance % Change over 2022 Adjusted EBITDA $1,227.2 million $1.45 billion to $1.55 billion 18% to 26% Net Rental Equipment Expenditures $1,047.4 million $1.0 billion to $1.2 billion (5)% to 15%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 21 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 22

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 23 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 24 Our Strategy is Delivering Results Equipment Rental Revenue Adjusted EBITDA1 $1,499 $1,658 $1,702 $1,544 $1,910 $2,552 2017 2018 2019 2020 2021 2022 $585 $685 $741 $689 $895 $1,227 2017 2018 2019 2020 2021 2022 Net Leverage2 3.6x 3.1x 2.8x 2.4x 2.1x 2.4x 2017 2018 2019 2020 2021 2022 Adjusted EBITDA Margin1 33.4% 34.6% 37.1% 38.7% 43.2% 44.8% 2017 2018 2019 2020 2021 2022 $ in millions 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 27 and 28 and previously filed presentations 2. For a definition and calculation, see slide 30

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 25 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Pension settlement and spin-off costs are included in Other (2) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Net income $97.8 $71.8 $329.9 $224.1 Impairment 2.3 2.8 3.5 3.2 Merger and acquisition related costs 1.4 1.3 7.3 2.4 Other(1) 3.0 0.1 3.1 0.4 Tax impact of adjustments(2) (1.7) (1.1) (3.6) (1.5) Adjusted net income $102.8 $74.9 $340.2 $228.6 Diluted common shares 29.9 30.4 30.2 30.4 Adjusted earnings per diluted share $3.44 $2.46 $11.26 $7.52

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 26 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income	**$97.8**	**$71.8**	**$329.9**	**$224.1**
Income tax provision	35.4	19.6	103.5	66.3
Interest expense, net	41.3	22.5	122.0	86.3
Depreciation of rental equipment	146.8	113.8	535.9	420.7
Non-rental depreciation and amortization	26.0	19.2	94.9	68.0
EBITDA	**347.3**	**246.9**	**1,186.2**	**865.4**
Non-cash stock-based compensation charges	7.2	5.4	27.1	23.3
Impairment	2.3	2.8	3.5	3.2
Merger and acquisition related costs	1.4	1.3	7.3	2.4
Other[(1)]	3.0	0.1	3.1	0.4
Adjusted EBITDA	**361.2**	**256.5**	**1,227.2**	**894.7**
Less: Gain (loss) on sales of rental equipment	17.2	5.5	36.9	19.8
Less: Gain (loss) on sales of new equipment, parts and supplies	3.4	2.9	13.5	9.8
Rental Adjusted EBITDA (REBITDA)	**$340.6**	**$248.1**	**$1,176.8**	**$865.1**
Total Revenues	$786.0	$578.0	$2,738.8	$2,073.1
Less: Sales of rental equipment	57.2	22.0	125.7	113.1
Less: Sales of new equipment, parts and supplies	8.7	7.6	35.8	30.1
Equipment rental, service and other revenues	**$720.1**	**$548.4**	**$2,577.3**	**$1,929.9**
Total Revenues	$786.0	$578.0	$2,738.8	$2,073.1
Adjusted EBITDA	$361.2	$256.5	$1,227.2	$894.7
Adjusted EBITDA Margin	**46.0 %**	**44.4 %**	**44.8 %**	**43.2 %**
Equipment rental, service and other revenues	$720.1	$548.4	$2,577.3	$1,929.9
REBITDA	$340.6	$248.1	$1,176.8	$865.1
REBITDA Margin	**47.3 %**	**45.2 %**	**45.7 %**	**44.8 %**
YOY Change in REBITDA	$92.5		$311.7	
YOY Change in Equipment rental, service and other revenues	$171.7		$647.4	
YOY REBITDA Flow-Through	**53.9 %**		**48.1 %**	

(1) Pension settlement and spin-off costs are included in Other.

HercRentals®
NYSE: HRI
27
©2023 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Quarterly Trend

$ in millions	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Total Revenues	**$453.8**	**$490.9**	**$550.4**	**$578.0**	**$2,073.1**	**$567.3**	**$640.4**	**$745.1**	**$786.0**	**$2,738.8**
Less: Sales of rental equipment	44.2	30.3	16.6	22.0	113.1	27.7	19.3	21.5	57.2	125.7
Less: Sales of new equipment, parts and supplies	6.1	7.8	8.6	7.6	30.1	7.7	9.4	10.0	8.7	35.8
Equipment rental, service and other revenues	**$403.5**	**$452.8**	**$525.2**	**$548.4**	**$1,929.9**	**$531.9**	**$611.7**	**$713.6**	**$720.1**	**$2,577.3**
Net income	**$32.9**	**$47.1**	**$72.3**	**$71.8**	**$224.1**	**$58.5**	**$72.2**	**$101.4**	**$97.8**	**$329.9**
Income tax provision	8.2	14.7	23.8	19.6	66.3	8.6	25.3	34.2	35.4	103.5
Interest expense, net	21.4	21.0	21.4	22.5	86.3	22.5	25.2	33.0	41.3	122.0
Depreciation of rental equipment	100.4	101.1	105.4	113.8	420.7	119.3	130.2	139.6	146.8	535.9
Non-rental depreciation and amortization	15.8	16.0	17.0	19.2	68.0	20.7	22.7	25.5	26.0	94.9
EBITDA	**$178.7**	**$199.9**	**$239.9**	**$246.9**	**$865.4**	**$229.6**	**$275.6**	**$333.7**	**$347.3**	**$1,186.2**
Non-cash stock-based compensation charges	5.3	7.1	5.5	5.4	23.3	6.2	5.1	8.6	7.2	27.1
Impairment	—	0.4	—	2.8	3.2	—	1.0	0.2	2.3	3.5
Merger and acquisition related costs	0.4	0.2	0.5	1.3	2.4	1.1	2.4	2.4	1.4	7.3
Other[(1)]	0.2	0.1	—	0.1	0.4	(0.1)	0.1	0.1	3.0	3.1
Adjusted EBITDA	**$184.6**	**$207.7**	**$245.9**	**$256.5**	**$894.7**	**$236.8**	**$284.2**	**$345.0**	**$361.2**	**$1,227.2**
Less: Gain on sales of rental equipment	5.8	5.6	2.9	5.5	19.8	9.2	5.2	5.3	17.2	36.9
Less: Gain on sales of new equipment, parts and supplies	1.9	2.9	2.1	2.9	9.8	2.4	4.0	3.7	3.4	13.5
Rental Adjusted EBITDA (REBITDA)	**$176.9**	**$199.2**	**$240.9**	**$248.1**	**$865.1**	**$225.2**	**$275.0**	**$336.0**	**$340.6**	**$1,176.8**
REBITDA Margin	**43.8 %**	**44.0 %**	**45.9 %**	**45.2 %**	**44.8 %**	**42.3 %**	**45.0 %**	**47.1 %**	**47.3 %**	**45.7 %**
YOY REBITDA Flow-Through	**200.7 %**	**43.4 %**	**37.5 %**	**43.4 %**	**47.5 %**	**37.6 %**	**47.7 %**	**50.5 %**	**53.9 %**	**48.1 %**

(1) Pension settlement and spin-off costs are included in Other.

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
28

REBITDA Margin Annual Trend

$ in millions

	2017	2018	2019	2020	2021	2022
Total Revenues	**$1,754.5**	**$1,976.7**	**$1,999.0**	**$1,781.3**	**$2,073.1**	**$2,738.8**
Less: Sales of rental equipment	190.8	256.2	242.8	198.5	113.1	125.7
Less: Sales of new equipment, parts and supplies	52.3	49.3	44.0	28.2	30.1	35.8
Equipment rental, service and other revenues	**$1,511.4**	**$1,671.2**	**$1,712.2**	**$1,554.6**	**$1,929.9**	**$2,577.3**
Net income	**$160.3**	**$69.1**	**$47.5**	**$73.7**	**$224.1**	**$329.9**
Income tax provision (benefit)	(224.7)	(0.3)	16.1	20.4	66.3	103.5
Interest expense, net	140.0	137.0	173.5	92.6	86.3	122.0
Depreciation of rental equipment	378.9	387.5	409.1	403.9	420.7	535.9
Non-rental depreciation and amortization	51.5	57.3	61.0	62.5	68.0	94.9
EBITDA	**$506.0**	**$650.6**	**$707.2**	**$653.1**	**$865.4**	**$1,186.2**
Restructuring	5.5	5.3	7.7	0.7	—	—
Spin-off costs	35.2	14.4	0.5	0.6	0.3	0.1
Non-cash stock-based compensation charges	10.1	13.4	19.5	16.4	23.3	27.1
Impairment	29.7	0.1	5.1	15.4	3.2	3.5
Merger and acquisition related costs	—	—	—	0.2	2.4	7.3
Loss on disposal of business	—	—	—	2.8	—	—
Other	(1.1)	1.0	1.0	0.2	0.1	3.0
Adjusted EBITDA	**$585.4**	**$684.8**	**$741.0**	**$689.4**	**$894.7**	**$1,227.2**
Less: Gain (loss) on sales of rental equipment	(1.2)	11.9	(0.4)	(5.1)	19.8	36.9
Less: Gain on sales of new equipment, parts and supplies	12.8	11.6	10.7	7.7	9.8	13.5
Rental Adjusted EBITDA (REBITDA)	**$573.8**	**$661.3**	**$730.7**	**$686.8**	**$865.1**	**$1,176.8**
REBITDA Margin	**38.0 %**	**39.6 %**	**42.7 %**	**44.2 %**	**44.8 %**	**45.7 %**
YOY REBITDA Flow-Through	**21.2 %**	**54.8 %**	**169.3 %**	**27.9 %**	**47.5 %**	**48.1 %**

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
29

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 30 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Long-Term Debt, Net $1,585.2 $1,539.2 $1,792.0 $1,916.1 $2,142.1 $2,503.3 $2,761.9 $2,921.9 (Plus) Current maturities of long-term debt 11.7 10.2 12.1 11.4 10.8 11.0 11.2 12.1 (Plus) Unamortized debt issuance costs 6.8 6.6 6.4 6.1 5.9 5.7 5.4 5.2 (Less) Cash and Cash Equivalents (32.9) (34.6) (35.2) (35.1) (22.8) (52.1) (56.9) (53.5) Net Debt $1,570.8 $1,521.4 $1,775.3 $1,898.5 $2,136.0 $2,467.9 $2,721.6 $2,885.7 Trailing Twelve-Month Adjusted EBITDA $726.3 $784.6 $833.8 $894.7 $946.9 $1,023.4 $1,122.5 $1,227.2 Net Leverage 2.2x 1.9x 2.1x 2.1x 2.3x 2.4x 2.4x 2.4x

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 31 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Year Ended December 31, 2022 2021 2020 2019 2018 Net cash provided by operating activities $916.7 $744.0 $610.9 $635.6 $559.1 Rental equipment expenditures (1,168.5) (593.8) (344.1) (638.4) (771.4) Proceeds from disposal of rental equipment 121.1 106.9 192.5 224.2 272.3 Net Fleet Capital Expenditures (1,047.4) (486.9) (151.6) (414.2) (499.1) Non-rental capital expenditures (103.7) (48.0) (41.4) (56.9) (77.6) Proceeds from disposal of property and equipment 7.5 4.6 6.6 7.7 9.7 Other (23.0) — — 4.0 — Free Cash Flow (249.9) 213.7 424.5 176.2 (7.9) Acquisitions, net of cash acquired (515.2) (431.0) (45.6) (4.2) — Proceeds from disposal of business — — 24.5 — — (Increase) decrease in Net Debt, excluding financing activities ($765.1) ($217.3) $403.4 $172.0 ($7.9)

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 32 Historical Fleet at OEC1 (1) Original equipment cost based on ARA guidelines (2) Other includes acquisitions and divestitures of businesses $ in millions FY 2017 FY 2018 FY 2019 FY 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Beginning Balance $3,556 $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $3,589 $4,381 $4,593 $5,097 $5,421 $4,381 Expenditures $524 $774 $627 $349 $117 $188 $210 $210 $725 $253 $327 $311 $327 $1,218 Disposals ($442) ($607) ($593) ($551) ($111) ($71) ($44) ($60) ($286) ($64) ($64) ($54) ($140) ($322) Foreign Currency / Other(2) $13 ($41) $11 ($31) $31 $20 $146 $156 $353 $23 $241 $67 $29 $360 Ending Balance $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $4,381 $4,381 $4,593 $5,097 $5,421 $5,637 $5,637 Proceeds as a percent of OEC 39.8% 37.8% 40.9% 37.0% 40.1% 41.3% 42.2% 41.5% 41.8% 45.0% 46.6% 42.5% 44.2% 44.4%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 33 For additional information, please contact: Leslie Hunziker SVP Investor Relations leslie.hunziker@hercrentals.com 239 301-1675